195 Church Street
New Haven, CT 06510
www.newalliancebank.com

Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Earns $52.6 Million in 2005
Cites 30% Increase in Operating Earnings

New Haven, Connecticut, January 31, 2006 - NewAlliance Bancshares, Inc. (NYSE:NAL) today announced net income of $52.6 million for the year ended December 31, 2005 as compared to net income of $4.1 million for the previous year. Earnings for 2004 were diminished by a $40.0 million pre-tax contribution to establish the NewAlliance Foundation. Excluding the Foundation contribution and merger and acquisition charges, 2005 earnings increased by 30% over 2004 earnings.

Diluted earnings per share (EPS) for 2005 were 50 cents or 51 cents excluding merger and acquisition costs of one cent per share after taxes. Earnings for the fourth quarter ended December 31, 2005 were $11.7 million or 12 cents per diluted share, as compared to $11.6 million, or 11 cents per diluted share for the same quarter a year ago, reflecting in part the EPS impact of the Company’s repurchase program.

“In our first full year as a public company, we significantly increased earnings to hit our targets despite the headwinds of continued margin pressure, continued to make sound acquisitions, paid a quarterly dividend in excess of 40 percent of earnings while buying back ten percent of our stock,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. “We expect margin pressure to continue but in 2006 we will focus on producing balance sheet growth by broadening our sources of income through product and channel expansion.”

The Company also announced today that its Board of Directors approved a quarterly dividend of 5.5 cents per share payable on February 20, 2006 to shareholders of record on February 10, 2006. The dividend is a half cent higher than that paid following the fourth quarter a year ago and level with the dividend paid following the prior quarter ended September 30, 2005.

NewAlliance has repurchased more than 10.6 million of its previously authorized share repurchase plan of 10.7 million shares at an average cost of $14.58 per share. The Company first authorized the repurchase of up to 10.7 million shares in May of 2005 and commenced the repurchase program on August 11, 2005 following the successful vote by the shareholders of Cornerstone Bank to merge with NewAlliance. The Company announced today that its Board of Directors has approved an additional repurchase of up to 10.0 million outstanding shares subject to regulatory approval.

Total loans at December 31, 2005 were $40 million higher than at September 30, 2005, including increases in consumer, purchased mortgage and commercial real estate loans. Total deposits at December 31, 2005 were $55 million higher than at September 30, 2005, including a $44.9 million increase in total checking accounts (demand deposits and NOW accounts) as well as increases in certificate of deposit balances.

NewAlliance Earns $52.6 Million in 2005

Despite the balance sheet growth, net interest income was pressured by a decline in the Company’s net interest margin from 3.15% for the fourth quarter a year ago and from 3.01% for the quarter ended September 30, 2005 to 2.98% for the fourth quarter of 2005.

“Fee income will continue to be a major focus of revenue growth for NewAlliance in 2006 as it was in 2005,” said Ms. Patterson.

Noninterest income, principally fee income, for the fourth quarter ended December 31, 2005 was $12.1 million as compared to $9.7 million for the fourth quarter of 2004, an increase of 25%. Trust fees were a major area of increase from the same quarter a year ago, increasing by $1.1 million as NewAlliance continued to benefit from its acquisition of Trust Company of Connecticut in July of 2005.

Noninterest expense for the fourth quarter ended December 31, 2005 was $37.9 million as compared to $36.1 million for the same quarter a year ago, an increase of 5%. Noninterest expenses declined except for salaries and other costs related to the acquisition of Trust Company of Connecticut and expenses related to restricted shares issued under the Company’s long-term incentive program.

Already strong asset quality numbers at NewAlliance continued to improve in the fourth quarter. The ratio of nonperforming loans to total loans at December 31, 2005 was 0.23% as compared to 0.29% at September 30, 2005 and 0.33% at December 31, 2004. The ratio of nonperforming assets to total assets at December 31, 2005 was 0.11% as compared to 0.14% at September 30, 2005 and 0.16% at December 31, 2004.

At December 31, 2005, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.56 billion in assets and operated 65 banking offices. Primarily as a result of share repurchases in 2005, shareholders equity at December 31, 2005 was $105.5 million less than at December 31, 2004. Shortly after the end of the year, on January 2, 2006, the Company completed the acquisition of Cornerstone Bank and began operating branches for the first time in Connecticut’s Fairfield County. The acquisition added six branches and approximately $212 million in assets to NewAlliance.

In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss 2005 and fourth quarter results will be held on Wednesday, February 1, 2006, at 10:00 a.m. Eastern Standard Time.

This call is being webcast by CCBN and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com. Individuals can dial in to the call at 1-800-659-2037, passcode 27429452. The international dial-in number is 1-617-614-2713.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.

Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the webcast and call will be available after Noon on February 1, until February 15. To access the replay, dial 1-888-286-8010, passcode 21925485, or for international access, 1-617-801-6888.
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NewAlliance Earns $52.6 Million in 2005

NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities as well as the establishment of a foundation, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. In the case of the establishment of the foundation, the cost is nonrecurring. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this report.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results may also differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions. The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

3

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2005	2005	2004
Assets
Cash and due from banks, noninterest bearing	$127,290	$120,078	$101,099
Short-term investments	46,497	90,781	100,000
Investment securities available for sale	2,363,471	2,413,672	2,282,701
Investment securities held to maturity	91,734	65,455	1,000
Loans held for sale	1,222	3,605	501
Loans
Residential real estate	1,650,527	1,617,151	1,576,046
Commercial real estate	768,582	757,404	731,309
Commercial business	314,562	326,745	325,835
Consumer	543,035	535,407	511,467
Total loans	3,276,706	3,236,707	3,144,657
Less allowance for loan losses	(35,552)	(35,667)	(36,163)
Total loans, net	3,241,154	3,201,040	3,108,494
Premises and equipment, net	50,399	50,829	53,704
Cash surrender value of bank owned life insurance	57,325	56,722	54,965
Goodwill	424,436	424,543	417,307
Identifiable intangible assets	52,581	54,872	56,003
Other assets	105,293	85,208	88,364
Total assets	$6,561,402	$6,566,805	$6,264,138

Liabilities
Deposits
Regular savings	$781,346	$806,809	$942,363
Money market	554,079	680,648	806,035
NOW	342,268	326,749	345,539
Demand	486,528	457,133	448,670
Time	1,633,891	1,472,128	1,159,405
Total deposits	3,798,112	3,743,467	3,702,012
Borrowings
Federal Home Loan Bank advances	1,191,280	1,199,345	860,009
Repurchase agreements	179,970	171,372	194,972
Junior subordinated debentures	7,809	7,859	8,005
Other borrowings	1,716	1,745	1,830
Other liabilities	71,647	69,568	80,938
Total liabilities	5,250,534	5,193,356	4,847,766

Stockholders' equity	1,310,868	1,373,449	1,416,372

Total liabilities and stockholders' equity	$6,561,402	$6,566,805	$6,264,138

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2005	2004	2005	2004

Interest and dividend income	$72,810	$62,137	$276,570	$208,032
Interest expense	29,342	18,585	100,461	61,812

Net interest income before provision for loan losses	43,468	43,552	176,109	146,220
Provision for loan losses	-	300	400	600
Net interest income after provision for loan losses	43,468	43,252	175,709	145,620

Non-interest income
Depositor service charges	5,937	4,987	22,627	18,628
Loan and servicing income	823	551	3,038	2,646
Trust fees	1,720	607	4,753	2,415
Investment and insurance fees	1,194	1,281	6,117	5,692
Bank owned life insurance	610	593	2,416	1,828
Rent	800	764	3,210	3,078
Net (loss) gain on limited partnerships	(15)	(9)	(80)	5
Net securities gains	28	557	40	616
Net gain on sale of loans	100	149	297	305
Other	891	227	3,106	533
Total non-interest income	12,088	9,707	45,524	35,746

Non-interest expense
Salaries and employee benefits	20,271	17,258	72,837	60,272
Occupancy	3,346	2,813	12,540	10,456
Furniture and fixtures	1,548	1,714	6,363	6,326
Outside services	4,622	4,728	18,243	15,671
Advertising, public relations, and sponsorships	1,303	942	4,584	2,977
Contribution to NewAlliance Foundation	-	-	-	40,040
Amortization of identifiable intangible assets	2,291	3,509	10,699	11,326
Conversion and merger related charges	922	1,232	2,156	17,591
Other	3,605	3,892	13,818	12,114
Total non-interest expense	37,908	36,088	141,240	176,773

Income before income taxes	17,648	16,871	79,993	4,593

Income tax provision	5,997	5,309	27,394	524

Net income	$11,651	$11,562	$52,599	$4,069

Basic earnings per share	$0.12	$0.11	$0.50	n/a
Diluted earnings per share	0.12	0.11	0.50	n/a

Basic weighted average shares outstanding	100,220,452	106,808,384	105,109,615	n/a
Diluted weighted average shares outstanding	101,050,165	106,808,384	105,516,750	n/a

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	December 31,
(Dollars in thousands, except per share data)	2005	2004
Net interest income	$43,468	$43,552
Net income	11,651	11,562
Shares outstanding (end of period)	108,823,607	114,158,736
Weighted average shares outstanding:
Basic	100,220,452	106,808,384
Diluted	101,050,165	106,808,384
Earnings per share:
Basic	$0.12	$0.11
Diluted	0.12	0.11
Shareholders' equity (end of period)	1,310,868	1,416,372
Book value per share (end of period)	$12.05	$12.41
Tangible book value per share (end of period)	7.66	8.26

RATIOS & OTHER INFORMATION

Net interest margin (net interest income as a
% of average earnings assets)	2.98%	3.15%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.47	2.78
Return on average assets	0.71	0.74
Return on average equity	3.50	3.26

At period end:
Tier 1 leverage capital ratio	14.31	16.32
Tangible equity/tangible assets	13.68	16.29
Total risk based capital ratio	26.02	28.22

Nonperforming loans	$7,391	$10,233
Total nonperforming assets	7,391	10,233
Nonperforming loans as a % of total loans	0.23%	0.33%
Nonperforming assets as a % of total assets	0.11	0.16

Banking offices (1)	65	64

FINANCIAL INFORMATION & RATIOS EXCLUDING CERTAIN ITEMS
(Non-GAAP Financial Information):

Noninterest income as a percent of
total income (2)	14.21%	12.84%
Merger and conversion costs on a net
of tax basis	$599	$801
Per share - basic	0.01	0.01
Per share - diluted	0.01	0.01
Noninterest expense (3)	36,986	34,856
Proforma return on average assets (3)	0.75%	0.79%
Proforma return on average tangible assets (3)	0.81	0.85
Proforma return on average equity (3)	3.68	3.49
Proforma return on average tangible equity (3)	5.74	5.25
Efficiency ratio (4)	68.04	68.31
Proforma efficiency ratio (3) (4)	66.38	65.98

(1) Cornerstone Bank acquisition, which closed on January 2, 2006 increased the number of banking offices to 71.
(2) Excludes net securities gains.
(3) Excludes merger and conversion costs and foundation contribution.
(4) Excludes net securities gains and other real estate owned expenses.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2005			September 30, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,625,359	$21,080	5.19%	$1,610,295	$20,876	5.19%
Commercial real estate	764,001	12,021	6.29	750,751	11,534	6.15
Commercial business	316,271	5,617	7.10	324,955	5,323	6.55
Consumer	536,972	8,001	5.96	529,754	7,457	5.63
Total Loans	3,242,603	46,719	5.76	3,215,755	45,190	5.62
Short-term investments	74,956	733	3.91	35,698	292	3.27
Investment securities	2,526,573	25,358	4.01	2,583,318	25,041	3.88
Total interest-earning assets	5,844,132	$72,810	4.98%	5,834,771	$70,523	4.83%
Non-interest-earning assets	689,147			706,544
Total assets	$6,533,279			$6,541,315

Interest-bearing liabilities
Deposits
Money market	$605,220	$2,739	1.81%	$749,643	$3,762	2.01%
NOW	317,031	163	0.21	322,200	148	0.18
Savings	792,140	927	0.47	837,179	974	0.47
Time	1,594,406	13,002	3.26	1,363,825	9,837	2.89
Total interest-bearing deposits	3,308,797	16,831	2.03	3,272,847	14,721	1.80
Repurchase agreements	185,756	1,230	2.65	178,855	1,072	2.40
FHLB advances and other borrowings	1,178,887	11,281	3.83	1,143,660	10,790	3.77
Total interest-bearing-liabilities	4,673,440	29,342	2.51%	4,595,362	26,583	2.31%
Non-interest-bearing demand deposits	467,058			452,082
Other non-interest-bearing liabilities	60,932			71,777
Total liabilities	5,201,430			5,119,221
Equity	1,331,849			1,422,094
Total liabilities and equity	$6,533,279			$6,541,315
Net interest-earning assets	$1,170,692			$1,239,409
Net interest income		$43,468			$43,940
Interest rate spread			2.47%			2.52%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.98%			3.01%
Ratio of total interest-earning assets
to total interest-bearing liabilities			125.05%			126.97%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Year Ended
	December 31, 2005			December 31, 2004
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,594,607	$82,667	5.18%	$1,403,023	$71,328	5.08%
Commercial real estate	744,450	45,276	6.08	632,280	37,178	5.88
Commercial business	319,669	20,463	6.40	272,360	14,935	5.48
Consumer	526,059	29,001	5.51	441,312	20,163	4.57
Total Loans	3,184,785	177,407	5.57	2,748,975	143,604	5.22
Short-term investments	56,758	1,763	3.11	84,500	1,083	1.28
Investment securities	2,533,381	97,400	3.84	2,072,917	63,345	3.06
Total interest-earning assets	5,774,924	$276,570	4.79%	4,906,392	$208,032	4.24%
Non-interest-earning assets	702,923			548,241
Total assets	$6,477,847			$5,454,633

Interest-bearing liabilities
Deposits
Money market	$721,128	$12,984	1.80%	$733,450	$11,344	1.55%
NOW	327,050	614	0.19	451,977	977	0.22
Savings	859,922	4,054	0.47	862,753	4,251	0.49
Time	1,364,996	37,839	2.77	961,223	17,255	1.80
Total interest-bearing deposits	3,273,096	55,491	1.70	3,009,403	33,827	1.12
Repurchase agreements	187,142	4,061	2.17	159,322	1,481	0.93
FHLB advances and other borrowings	1,099,487	40,909	3.72	730,768	26,504	3.63
Total interest-bearing liabilities	4,559,725	100,461	2.20%	3,899,493	61,812	1.59%
Non-interest-bearing demand deposits	450,032			353,207
Other non-interest-bearing liabilities	71,015			62,618
Total liabilities	5,080,772			4,315,318
Equity	1,397,075			1,139,315
Total liabilities and equity	$6,477,847			$5,454,633
Net interest-earning assets	$1,215,199			$1,006,899
Net interest income		$176,109			$146,220
Interest rate spread			2.59%			2.65%
Net interest margin (net interest-income
as a percentage of total interest
earning assets)			3.05%			2.98%
Ratio of total interest-earning assets
to total interest-bearing liabilities			126.65%			125.82%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	December 31, 2005	September 30, 2005	December 31, 2004
Nonperforming assets
Residential real estate	$1,808	$1,547	$1,473
Commercial real estate	2,889	4,357	4,268
Commercial business	2,446	3,151	4,079
Consumer	248	371	413
Total nonperforming loans	7,391	9,426	10,233

Other nonperforming assets, net	-	-	-

Total nonperforming assets	$7,391	$9,426	$10,233

Allowance for loan losses	$35,552	$35,667	$36,163

	Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Net loan charge-offs (recoveries)
Residential real estate	$(50)	$(12)	$(189)
Commercial real estate	(233)	(13)	(14)
Total real estate	(283)	(25)	(203)
Commercial business	356	926	1,362
Consumer	42	13	49
Total net charge-offs	$115	$914	$1,208

	At or For The Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Ratios
Allowance for loan losses to total loans	1.08%	1.10%	1.15%
Allowance for loan losses to nonperforming loans	481.02	378.39	353.40
Nonperforming loans to total loans	0.23	0.29	0.33
Nonperforming assets to total assets	0.11	0.14	0.16
Net charge-offs to average loans (annualized)	0.01	0.11	0.15

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Three Months Ended	Year Ended
(Dollars in thousands, except per share data)	December 31, 2005	December 31, 2005
Net income, GAAP	$11,651	$52,599
Add back merger and conversion costs,
net of tax	599	1,401
Proforma net income	$12,250	$54,000

Basic income per share, GAAP	$0.116	$0.500
Effects of merger and conversion costs,
net of tax	0.006	0.013
Proforma basic earnings per share	$0.122	$0.513

Diluted earnings per share, GAAP	$0.115	$0.499
Effects of merger and conversion costs,
net of tax	0.006	0.013
Proforma diluted earnings per share	$0.121	$0.512

Return on average assets, GAAP	0.713%	0.812%
Effects of merger and conversion costs,
net of tax	0.037	0.022
Proforma return on average assets	0.750%	0.834%

Return on average equity, GAAP	3.499%	3.765%
Effects of merger and conversion costs,
net of tax	0.180	0.100
Proforma return on average equity	3.679%	3.865%

Efficiency ratio	68.038%	63.587%
Effects of merger and conversion costs	(1.660)	(0.973)
Proforma efficiency ratio	66.377%	62.614%